EXHIBIT No. 10.2

Guaranty of Corporation

For Value Received and in consideration of any financial accommodations now or hereafter made to Hub City Terminals, Inc. (“Obligor”), which accommodations will be to the direct interest and advantage of the undersigned, an affiliate of Obligor, by Banc of America Leasing & Capital, LLC (“BALC”), and to induce BALC from time to time to make any such accommodations to Obligor and/or enter into any agreement with Obligor with regard to any such accommodations, the undersigned and BALC agree as follows:

I.     Character of Obligation. The undersigned hereby unconditionally guarantees the full payment and performance by Obligor of all such financial accommodations, now or hereafter incurred by Obligor under that certain Lease Agreement dated May 10, 2005 between BALC and Obligor (the “Lease”), however and whether incurred or evidenced, whether direct or indirect, absolute or contingent, or due or to become due in connection with the Lease (hereafter the “Obligations”). The obligation of the undersigned hereunder is primary and unconditional and shall be enforceable before, concurrently or after any claim or demand made or suit filed against Obligor or any other guarantor or surety, and before, concurrently or after any proceeding by BALC against any security, and shall be effective regardless of the solvency or insolvency of Obligor at any time, the extension or modification of the Obligations by operation of law, or the subsequent reorganization, merger or consolidation of Obligor, or any other change in its composition, nature, personnel or location; provided, however, that the undersigned shall have the right to assert any defense that may at any time be available to or asserted by Obligor under the Lease. The obligation hereunder may be considered by BALC either as a guaranty or an agreement of surety. Payment of any sum or sums due BALC hereunder will be made by the undersigned immediately upon demand by BALC. To the extent that BALC receives payment of the Obligations, which payment is thereafter set aside or required to be repaid in whole or in part, then, to the extent of any sum not finally retained by BALC, the obligation of the undersigned hereunder shall remain in full force and effect (or be reinstated). The undersigned agrees to pay all costs of BALC of collection of any sum or sums due hereunder, and, if collected by or through an attorney, reasonable attorney’s fees incurred by BALC together with all other legal and court expenses.

II.     Consent and Waiver. The undersigned waives notice of acceptance hereof, creation of any of the Obligations, or nonpayment or default by Obligor under any of the Obligations or any agreement now or hereafter existing between Obligor and BALC, presentment, demand, notice of dishonor, protest and any other notices whatever. To the extent permitted by law, the undersigned waives the provisions of any statute relating to the undersigned’s right to discharge upon the undersigned’s giving notice to BALC to proceed against Obligor for collection after the Obligations are due and payable and the failure or refusal of BALC thereupon to commence an action or foreclose any collateral within any specified time period or at any time. The undersigned, without affecting its liability hereunder, consents to and waives notice of all changes of terms of the Obligations, the withdrawal or extension of credit or time to pay, the release of the whole or any part of the Obligations, renewal, indulgence, settlement, compromise or failure to exercise due diligence in collection, the acceptance or release of security, extension of the time to pay for any period or periods whether or not longer than the original period, or any surrender, substitution or release of any other person directly or indirectly liable for any of the Obligations or any collateral security given by Obligor. To the extent permitted by law, the undersigned waives the provisions of any statute relating to the undersigned’s right to discharge upon the undersigned’s giving notice to BALC to proceed against Obligor for collection after the Obligations are due and payable and the failure or refusal of BALC thereupon to commence an action or foreclose any collateral within any specified time period or at any time. The undersigned also consents to and waives notice of any arrangements or settlements made in or out of court in the event of receivership, liquidation, readjustment, any proceeding under Title 11 of the United States Code, as amended, or assignment for the benefit of creditors of Obligor, and anything whatever whether or not herein specified which may be done or waived by or between BALC and Obligor, or Obligor and any other person whose claim against Obligor has been or shall be assigned or transferred to BALC. The undersigned agrees that if any notification of intended disposition of collateral or of any other act by BALC is required by law and a specific time period is not stated therein, such notification, if mailed by first class mail at least five (5) business days before such disposition or act, postage prepaid, addressed to the undersigned either at the address shown below or at any other address fo the undersigned appearing on the records of BALC, shall be deemed reasonably and properly given. BALC may, without notice of any kind, sell, assign or transfer any or all of the Obligations and in such event each and every immediate and successive assignee, transferee or holder of any of the Obligations shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits; BALC shall have an unimpaired right prior and superior to that of any such assignee, transferee or holder to enfore this Guaranty for the benefit of BALC as to such of the Obligations as is not sold, assigned or transferred.

III.     Construction. This Guaranty shall be governed by and construed and enforced in accordance with the laws of the State of Illinois. Wherever possible, each provision of the Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Guaranty shall be prohibited by or invalid under applicable law, said provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. This guaranty does not supersede any other guaranty or other agreement executed by the undersigned, or either of them, or any other guaranty, jointly or severally, in favor of BALC.

IV.     Benefit. This Guaranty shall bind the undersigned, its successors and assigns, and the rights and privileges of BALC hereunder shall inure to the benefit of its successors and assigns, and this Guaranty shall be effective with respect to accommodations made by BALC’s successors and assigns to Obligor.

In Witness Whereof, the undersigned caused this Guaranty to be executed and its seal to be affixed by its duly authorized officer this  10th      day of  May   , 20 05   .

Attest/Witness	Hub Group, Inc.

By: /s/ David C. Zeilstra	By: /s/ Thomas M. White
Printed Name: David C Zeilstra	Printed Name: Thomas M. White
Title: Secretary	Title: Senior Vice President Chief Financial Officer and Treasurer

Acceptance

The foregoing Guaranty is accepted in Providence, Rhode Island this  11th    day of  May    , 20 05  .

Banc of America Leasing & Capital, LLC

By: /s/ Cheryl A. Valourt
Printed Name: Cheryl A. Valcourt
Title: Vice President